Exhibit 10.3

AMENDMENT TO THE

FORTRESS BIOTECH, INC.
AMENDED AND RESTATED LONG TERM INCENTIVE PLAN

This amendment (the “Amendment”) to the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan (the “LTIP”), is hereby adopted this 23rd day of May, 2024, by the Board of Directors (the “Board”) of Fortress Biotech, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Company adopted the LTIP for the purposes set forth therein;

WHEREAS, pursuant to Section 7 of the LTIP, the Board has the right to amend the plan with respect to certain matters, subject to stockholder approval; and

WHEREAS, the Board and the Compensation Committee of the Board have each approved and authorized this Amendment to the LTIP and have recommended that the stockholders of the Company approve this Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the LTIP is hereby amended, subject to and effective as of the date of stockholder approval hereof, in the following particulars:

1. Section 4(b) of the LTIP is hereby replaced in its entirety so that such section reads as follows:

“(b) On January 1 of each calendar year following the Effective Date, the Company will grant to each Participant a number of restricted shares of common stock of the Company equal to one percent (1%) of the total outstanding shares of common stock of the Company determined on a fully-diluted, as-converted into common stock basis as of such date, multiplied by the percentage of achievement of the goals and objectives established for the Participant by the Committee (the “Restricted Shares”), provided that the Participant must be employed by, or otherwise providing services to, the Company on such date in order to receive the grant of Restricted Shares, and provided further that when there are eligible Participating Entities, the 1% equity award will be allocated as determined by the Committee between the Participating Entity and the applicable individual Participant, such that, between a Participant and his respective Participating Entity, if any, the total amount awarded under this Section 4(b) shall not exceed one percent (1%) of the total outstanding shares of common stock of the Company. Such goals and objectives shall be set by the Committee at the beginning of each year ending on December 31, and the determination of the achievement percentage of the goals and objectives shall be determined by the Committee as of the end of such period. Such Restricted Shares that are issued prior to July 16, 2025 shall be subject to the Company’s Repurchase Option (as defined below) until both of the following conditions are met: (i) there is an increase in the market capitalization of the Company of at least $100,000,000 (measured from the Effective Date) at any time following the grant, and (ii) the Participant is either in the service of the Company as an employee, a Board member, or a consultant on the 10th anniversary of Effective Date, or the Participant has had an involuntary Separation from Service (as defined below) from the Company. Such Restricted Shares that are issued on or after July 16, 2025 shall be subject to the Company’s Repurchase Option (as defined below) until both of the following conditions are met: (i) there is an increase in the market capitalization of the Company of at least $100,000,000 (measured from July 16, 2025) at any time following the grant, and (ii) the Participant is either in the service of the Company as an employee, a Board member, or a consultant on July 15, 2035, or the Participant has had an involuntary Separation from Service (as defined below) from the Company. However, the Company’s Repurchase Option on such Restricted Shares shall lapse upon the occurrence of a Corporate Transaction (as defined in this Section) if the Participant is in service on the date of the Corporate Transaction. Such Restricted Shares shall be owned by the Participant without restriction when the Company’s Repurchase Option lapses. If the Participant voluntarily separates from service before July 15, 2035 and the Company’s Repurchase Options have not lapsed by July 16, 2025 (with respect to shares issued prior to that date) or July 15, 2035 (with respect to shares issued on or after July 16, 2025), the Company will exercise its Repurchase Option as set forth below.”

2. The first sentence of Section 4(e) of the LTIP is hereby replaced in its entirety so that such sentence reads as follows:

A “Triggering Event” means the occurrence of either of the following before a Corporate Transaction: (i) voluntary Separation from Service by a Participant, or (ii) the passage of 10 years from (A) the Effective Date (with respect to shares issued before July 16, 2025), or (B) July 15, 2025 (with respect to shares issued on or after July 16, 2025) without the Participant meeting the two conditions for lapse of the Company’s Repurchase Option.”

3. The last sentence of Section 7 of the LTIP is hereby replaced in its entirety so that such section reads as follows:

“The LTIP shall continue in effect until July 15, 2035, unless sooner terminated.”

4. Except as specifically set forth herein, the terms of the LTIP shall be and remain unchanged, and the LTIP as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Fortress Biotech, Inc. Amended and Restated Long Term Incentive Plan, as adopted by the Board on March 28, 2024, and approved by the Company’s stockholders on May 23, 2024.